Exhibit 21.1

COPANO ENERGY, L.L.C. AND SUBSIDIARIES

Copano Energy, L.L.C

Copano/Webb-Duval Pipeline GP, L.L.C.

CWDPL LP Holdings, L.L.C.

Copano/Webb-Duval Pipeline L.P.

Webb/Duval Gatherers (62.5%)

Copano Pipelines Group, L.L.C.

CPG LP Holdings, L.L.C.

Copano General Partners, Inc.

Copano Field Services GP, L.L.C.

Copano Pipelines GP, L.L.C.

Copano Pipelines (Texas) GP, L.L.C.

Copano Energy Services GP, L.L.C.

Copano Energy Services (Texas) GP, L.L.C.

Copano Field Services/Copano Bay, L.P.

Copano Field Services/South Texas, L.P.

Copano Field Services /Agua Dulce, L.P.

Copano Field Services/Upper Gulf Coast, L.P.

Copano Field Services/Live Oak, L.P.

Copano Field Services/Karnes, L.P.

Copano Pipelines/South Texas, L.P.

Copano Pipelines/Upper Gulf Coast, L.P.

Copano Pipelines/Hebbronville, L.P.

Copano Pipelines/Texas Gulf Coast, L.P. (fka Copano Pipelines/TGC, L.P.)

Copano Energy Services/Upper Gulf Coast, L.P.

Copano Energy Services/Texas Gulf Coast, L.P.

Nueces Gathering, L.L.C.

Estes Cove Facilities, L.L.C.

Copano Field Services/Central Gulf Coast GP, L.L.C.

Copano Field Services/Central Gulf Coast, L.P.

Copano Double Eagle LLC (fka Copano Pipelines/Victoria, L.L.C.)

Double Eagle Pipeline LLC (50%)

Copano Eagle Ford LLC

Eagle Ford Gathering LLC (50%)

Copano Houston Central, L.L.C.

CHC LP Holdings, L.L.C.

Copano NGL Services GP, L.L.C.

Copano Processing GP, L.L.C.

Copano NGL Services, L.P.

Copano Processing, L.P.

Copano Liberty, LLC (fka Copano Pipelines/Texas Gulf Coast, L.L.C.)

Liberty Pipeline Group, LLC (50%)

Copano NGL Services (Markham), L.L.C.

Copano Pipelines/North Texas, L.L.C.

Copano Field Services/North Texas, L.L.C.

ACP Texas, L.L.C.

Alamo Creek Properties, L.L.C.

River View Pipelines, L.L.C.

CMW Energy Services, L.L.C.

Greenwood Gathering, L.L.C.

CPNO Services GP, L.L.C.

CPNO Services LP Holdings, L.L.C.

CPNO Services, L.P.

Copano Risk Management, L.P.

Copano Energy Finance Corporation

Copano Energy/Mid-Continent, L.L.C.

ScissorTail Energy, LLC

Harrah Midstream LLC

Southern Dome, LLC (73%)

Copano/Red River Gathering GP, L.L.C.

Copano/Red River Gathering LP Holdings, L.L.C.

Cimmarron Gathering, LP

Copano Energy/Rocky Mountains, L.L.C.

Copano Field Services/Rocky Mountains, LLC

Copano Field Facilities/Rocky Mountains, LLC

Copano Natural Gas/Rocky Mountains, LLC (fka Cantera Natural Gas, LLC)

Copano Pipelines/Rocky Mountains, LLC (fka Cantera Gas Holdings, LLC)

Bighorn Gas Gathering, LLC (51%)

Cantera Gas Company LLC

Copano Processing/Louisiana, LLC (fka Cantera Field Services Holdings, LLC)

OTHER HOLDINGS

Fort Union Gas Gathering, LLC (37.04%)

North Denton Pipeline, L.L.C. (25.22918%)

Reno Pipeline, L.L.C. (25%)

Eagle Ford Crossover LLC (100% by Eagle Ford Gathering LLC)